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                                                                    Exhibit 15.1


May 7, 2004


Comstock Resources, Inc.
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034

Shareholders and Board of Directors
Comstock Resources, Inc.

We are aware of the incorporation by reference in the previously filed registration statements (Nos. 33-20981, 33-88962, 333-111237 and 333-112100) of
Comstock Resources, Inc. of our report dated May 5, 2004 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2004.

                                         /s/ Ernst & Young LLP

Dallas, Texas